                                 Exhibit 2.2

  Reorganization Agreement dated as of July 1, 1996 by and among Printpack Holdings, Inc., Printpack, Inc., Printpack Enterprises, Inc. and Printpack
                               Illinois, Inc.

ARTICLE 1       THE REORGANIZATION                                                       2
         1.1    Transfer of Equity Interests in U.K.                                     2
         1.2    Transfer of Printpack Stock to Enterprises                               2
         1.3    Transfer of Intellectual Property and Empaques Equity
                Interest to IHC                                                          2
         1.4    Transfer of North American Assets to Printpack                           2
         1.5    Assumption of Liabilities                                                2
         1.6    Issuance of Enterprises Stock                                            3
         1.7    Transfer of Printpack Intellectual Property and Illinois Assets          3
ARTICLE 2       ADDITIONAL AGREEMENTS                                                    3
         2.1    Intercorporate Services Agreement                                        3
         2.2    Tax Allocation Agreement                                                 3
         2.3    License Agreement(s)                                                     3
         2.4    Transfer Taxes; Other Costs                                              3
         2.5    Resale Restrictions                                                      3
ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF HOLDINGS                               4
         3.1    Organization, Power and Authority                                        5
         3.2    Consents and Approvals; No Conflict or Violation                         5
         3.3    Capital Stock                                                            5
         3.4    Governmental Proceedings or Litigation                                   5
         3.5    Investment Intent                                                        5
ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF ENTERPRISES                            6
         4.1    Organization, Power and Authority                                        6
         4.2    Consent and Approvals; No Conflict or Violation                          6
         4.3    Capital Stock                                                            6
         4.4    North American Assets                                                    6
         4.5    Enterprises' Intellectual Property                                       7
         4.6    Title to Empaques Shares                                                 7
         4.7    Governmental Proceedings or Litigation                                   7
         4.8    Investment Intent                                                        7
ARTICLE 5       REPRESENTATIONS AND WARRANTIES OF PRINTPACK                              7
         5.1    Organization, Power and Authority                                        7
         5.2    Consents and Approvals; No Conflict or Violation                         8
         5.3    Capital Stock                                                            8
         5.4    Title to U.K. Entities Equity Interests                                  8
         5.5    U.K. Entities Receivable                                                 8
         5.6    Printpack Intellectual Property; Illinois Assets                         8
         5.7    Governmental Proceedings or Litigation                                   9
ARTICLE 6       REPRESENTATIONS AND WARRANTIES OF IHC                                    9
         6.1    Organization, Power and Authority                                        9
         6.2    Consents and Approvals; No Conflict or Violation                         9
         6.3    Capital Stock                                                            9
         6.4    Governmental Proceedings or Litigation                                   9
         6.5    Investment Intent                                                       10
ARTICLE 7       CLOSING; CONDITIONS TO CLOSING                                          10
         7.1    Time of Closing                                                         10
         7.2    Conditions to Closing                                                   10
         7.3    Transactions and Documents at Closing                                   11
ARTICLE 8       MISCELLANEOUS                                                           12
         8.1    Survival                                                                12
         8.2    Further Assurances                                                      12
         8.3    Amendment and Modification                                              13
         8.4    Waiver of Compliance; Consents                                          13
         8.5    Binding Effect; No Third Party Beneficiaries                            13
         8.6    Notices                                                                 13
         8.7    Governing Law                                                           13
         8.8    Entire Agreement                                                        13
         8.9    Multiple Counterparts                                                   13
         8.10   Invalidity, Inconsistency or Conflict                                   13
         8.11   Captions and References                                                 14
         8.12   Specific Performance                                                    14
         8.13   Assignment of Contracts, Rights, Etc.                                   14


                          REORGANIZATION AGREEMENT

        THIS REORGANIZATION AGREEMENT (this "Agreement") is made and entered into by and among PRINTPACK HOLDINGS, INC., a Delaware corporation ("Holdings"); PRINTPACK, INC., a Georgia corporation ("Printpack"); PRINTPACK ENTERPRISES, INC., a Georgia corporation ("Enterprises"); and PRINTPACK ILLINOIS, INC., an Illinois corporation ("IHC") to have effect from the beginning of the parties' fiscal year 1997.

                                  RECITALS:

        Holdings owns approximately 99.7 percent of the outstanding common stock of Printpack and approximately 90.8 percent of the outstanding common stock of Enterprises. Printpack owns all of the outstanding common stock of IHC.

        The Boards of Directors of Holdings, Printpack, Enterprises and IHC deem it advisable and in the best interests of Holdings, Printpack, Enterprises and IHC and their respective shareholders and stockholders to undertake, among other things, the following: (i) Printpack will distribute to Holdings Printpack's interests (both the equity interest and the intercompany account receivable) in the U.K. Entities (as hereinafter defined); (ii) Holdings will transfer, convey and contribute to Enterprises all of the shares of Printpack common stock held by Holdings as contemplated by ss.351 of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) Enterprises will issue additional shares of its common stock to Holdings; (iv) Enterprises will transfer, convey and contribute to IHC, as contemplated by ss. 351 of the Code, all of Enterprises' intellectual property and Enterprises' one (1) percent equity interest in Empaques Printpack De Mexico, S.A. De C.V., a Mexican corporation ("Empaques"); (v) Enterprises will transfer, convey and contribute to Printpack, as contemplated by ss. 351 of the Code, all of Enterprises' North American Assets (as hereinafter defined); (vi) Printpack will assume all of the liabilities of Enterprises associated with the North American Assets and the Enterprises Intellectual Property and issue to Enterprises additional shares of Printpack's common stock; and (vii) Printpack will transfer, convey and contribute to IHC, as contemplated by ss. 351 of the Code, Printpack's intellectual property and the real estate constituting Printpack's Elgin, Illinois plant and all tangible personal property located at or used in connection with the operation of such plant.

        The parties wish to provide for certain additional matters as described herein; and

        The transactions and additional matters described in this Agreement are subject to receipt of required consents and approvals and the satisfaction of certain other conditions, all as described in this Agreement.;

        NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements set forth herein and contained in any agreement or other document executed in connection with this Agreement, the parties agree as follows:

                                  ARTICLE 1
                             THE REORGANIZATION

        1.1 TRANSFER OF EQUITY INTEREST IN U.K. Entities and Receivable from U.K. Entities. Subject to the terms and conditions hereof, at Closing (as hereinafter defined), Printpack agrees to distribute and convey to Holdings, and Holdings agrees to acquire from Printpack, all right, title and interest of Printpack in and to: (a) all of the issued and outstanding share capital of Printpack Holdings, Ltd., organized under the laws of the United Kingdom ("PHL"), and Printpack Europe, Ltd., organized under the laws of the United Kingdom ("PEL") (PHL and PEL are sometimes referred to collectively as the "U.K. Entities") owned and held of record by Printpack, which has an estimated fair value of zero; and (b) all amounts owed to Printpack by the U.K. Entities, which amounts are reflected on the books and records of Printpack as intercompany receivables and which have an aggregate face amount equal to approximately $56,500,000 and an estimated fair value of zero (the "U.K. Receivables").

        1.2 TRANSFER OF PRINTPACK STOCK TO ENTERPRISES. Subject to the terms and conditions hereof, at Closing, Holdings agrees to assign, transfer, convey, deliver and contribute to Enterprises as contemplated by ss.351 of the Code, and Enterprises agrees to acquire from Holdings, all right, title and interest of Holdings in and to the 3,018,982 shares of the common stock of Printpack
(the "Printpack Common Stock") owned and held of record by Holdings.

        1.3 TRANSFER OF INTELLECTUAL PROPERTY AND EMPAQUES EQUITY INTEREST TO IHC. Subject to the terms and conditions hereof, at Closing, Enterprises agrees to assign, transfer, convey, deliver and contribute to IHC as contemplated by ss.351 of the Code, and IHC agrees to acquire from Enterprises:
(i) all right, title and interest of Enterprises in and to all trademarks (both registered and unregistered), patents, inventions covered by patent applications, copyrighted works, trade secrets, know-how, confidential information and other intellectual property owned by Enterprises (collectively, the "Enterprises Intellectual Property"); and (ii) all right, title and interest of Enterprises in and to the outstanding equity capital of Empaques owned and held of record by Enterprises.

        1.4 TRANSFER OF NORTH AMERICAN ASSETS TO PRINTPACK. Subject to the terms and conditions hereof, at Closing, Enterprises agrees to assign, transfer, convey, deliver and contribute to Printpack as contemplated by ss.351 of the Code, and Printpack agrees to acquire from Enterprises, all right, title and interest of Enterprises in and to the operating assets of Enterprises located in the United States, other than the Enterprises Intellectual Property, (collectively, the "North American Assets").

        1.5 ASSUMPTION OF LIABILITIES; Issuance of Printpack Stock. In part consideration of the transfers and conveyances contemplated hereinabove, at Closing,

Printpack agrees to: (a) assume and timely pay all liabilities and perform all obligations of Enterprises associated with the North American Assets and the Enterprises Intellectual Property (the "Assumed Liabilities"); and (b) issue to Enterprises 1,189,850 shares of Printpack common stock.

        1.6 ISSUANCE OF ENTERPRISES STOCK. In part consideration of the transfers and conveyances contemplated hereinabove, at Closing, Enterprises agrees to issue to Holdings 7,975,499 shares of the no par value per share common stock of Enterprises (the "Enterprises Common Stock").

        1.7 TRANSFER OF PRINTPACK INTELLECTUAL PROPERTY AND ILLINOIS ASSETS. Subject to the terms and conditions hereof, at Closing, Printpack agrees to assign, transfer, convey, deliver and contribute to IHC as contemplated by ss.351 of the Code, and IHC agrees to acquire from Printpack, all right, title and interest of Printpack in and to all: (i) trademarks (both registered and unregistered), patents, inventions covered by patent applications, copyrighted works, trade secrets, know-how, confidential information and other intellectual property owned by Printpack (collectively, the "Printpack Intellectual Property"); (ii) the real property constituting Printpack's Elgin, Illinois plant, together with all tangible personal property and intangible property located at such plant or used in connection therewith (collectively, the "Illinois Assets").

                                  ARTICLE 2
                            ADDITIONAL AGREEMENTS

        2.1 INTERCORPORATE SERVICES AGREEMENT. At Closing, Printpack and IHC shall enter into an Intercorporate Services Agreement in substantially the form attached hereto as Exhibit 2.1 (the "Services Agreement").

        2.2 TAX ALLOCATION AGREEMENT. At Closing, Holdings, Enterprises, Printpack and IHC shall enter into a Tax Allocation Agreement in substantially the form attached hereto as Exhibit 2.2 (the "Tax Allocation Agreement").

        2.3 LICENSE AGREEMENT(S). At Closing, Printpack, Holdings, Enterprises, Empaques, Printpack Receivables Funding Corp. and IHC shall enter into license agreements in substantially the respective forms attached hereto as Exhibit 2.3 (the "License Agreements").

        2.4 TRANSFER TAXES; OTHER COSTS. Printpack shall be responsible for any documentary transfer taxes and any sales, use or other taxes, other than income taxes based on a party's income, imposed by reason of the transactions contemplated hereunder.

        2.5 RESALE RESTRICTIONS; Stock Legends. It is understood and acknowledged that the shares of Printpack common stock and Enterprises common stock to be issued or conveyed hereunder will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), the Georgia Securities Act of 1973, as amended, or the securities or blue sky laws of any other state, but will be issued in reliance upon certain exemptions from registration thereunder, that the statutory basis for such exemption is dependent upon each party's undertaking to acquire such shares for purposes of investment only and without the intent of participating directly or indirectly in a distribution thereof, and that by reason of the exemptions to be relied upon in connection with their issuance, such shares will not be freely transferable, any proposed sale or other disposition of such shares may be prohibited, and any resales or other dispositions will in any event be subject to significant restrictions. Accordingly, each party acquiring shares hereunder agrees that it will not dispose of any of any shares so acquired unless such disposition does not violate the 1933 Act and any applicable state securities or blue sky laws or regulations, or such shares have been validly registered under the 1933 Act and any and all applicable state securities or blue sky laws. Each certificate for shares of Printpack common stock or Enterprises common stock issued or conveyed hereunder shall bear a legend in substantially the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED ("GEORGIA ACT") OR ANY OTHER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE FEDERAL ACT AND UPON THE EXEMPTION PROVIDED BY SECTION 10-5-9(13) OF THE GEORGIA ACT. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF
        (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE GEORGIA ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE TRANSACTION BY WHICH SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IS EXEMPT UNDER THE GEORGIA ACT OR IS OTHERWISE IN COMPLIANCE WITH THE GEORGIA ACT, AND (II) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT AND ANY OTHER APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS
        NOT REQUIRED."

                                  ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF HOLDINGS

        Holdings hereby represents and warrants as follows:

        3.1 ORGANIZATION, POWER AND AUTHORITY. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        3.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. No consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Holdings in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Certificate of Incorporation or the Bylaws of Holdings; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Holdings is a party; or (iii) a violation by Holdings of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        3.3 CAPITAL STOCK. The shares of Printpack Common Stock to be conveyed to Enterprises by Holdings hereunder have been duly authorized and validly issued and are fully paid and nonassessable. Holdings has, and shall convey to Enterprises, good and marketable title to the shares of Printpack Common Stock, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        3.4 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        3.5 INVESTMENT INTENT. With respect to the shares of Enterprises common stock to be issued to Holdings as contemplated in Section 1.6 above, and the outstanding shares of the U.K. Entities to be transferred to Holdings as contemplated in Section 1.1 above, Holdings represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring such shares of Enterprises common stock and such outstanding shares of the U.K. Entities solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF ENTERPRISES

        Enterprises hereby represents and warrants as follows:

        4.1 ORGANIZATION, POWER AND AUTHORITY. Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Enterprises has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed by Enterprises and is a legal, valid and binding obligation of Enterprises, enforceable against Enterprises in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        4.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. Except as specified in Exhibit 4.2 hereto, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Enterprises in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Amended and Restated Articles of Incorporation or the Bylaws of Enterprises; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Enterprises is a party; or (iii) a violation by Enterprises of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        4.3 CAPITAL STOCK. The authorized capital stock of Enterprises consists of 15,000,000 shares of common stock, without par value. All of the shares of Enterprises common stock to be issued to Holdings hereunder have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        4.4 NORTH AMERICAN ASSETS. Enterprises has, and will convey to Printpack, good and marketable title to the North American Assets, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind, except for those that do not, individually or in the aggregate, materially adversely affect the use of the North American Assets in the business of Enterprises and will not so affect the use of the North American Assets in the business of Printpack. All of the North American Assets are transferred "as is" and "where is" without warranty of any kind except for the warranty of title contained in this Section 4.4.

        4.5 ENTERPRISES' INTELLECTUAL PROPERTY. Enterprises has, and will convey to IHC, good and marketable title to the Enterprises Intellectual Property, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind, except for those that do not, individually or in the aggregate, materially adversely affect the use of the Enterprises Intellectual Property in the business of Enterprises and will not so affect the use of the Enterprises Intellectual Property in the business of IHC. All of the Enterprises Intellectual Property is transferred "as is" and "where is" without warranty of any kind except for the warranty of title contained in this Section 4.5.

        4.6 TITLE TO EMPAQUES SHARES. The equity capital of Empaques to be conveyed to IHC by Enterprises hereunder has been duly authorized and validly issued and is fully paid and nonassessable. Enterprises has, and shall convey to Printpack, good and marketable title to the Empaques equity capital], free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        4.7 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        4.8 INVESTMENT INTENT. With respect to the shares of Printpack Common Stock to be transferred to Enterprises as contemplated in Section 1.2 above and the shares of Printpack common stock to be issued to Enterprises as contemplated in Section 1.5 above, Enterprises represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring the shares of Printpack common stock solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF PRINTPACK

        Printpack hereby represents and warrants as follows:

        5.1 ORGANIZATION, POWER AND AUTHORITY. Printpack is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Printpack has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed by Printpack and is a legal, valid and binding obligation of Printpack, enforceable against Printpack in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        5.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. Except as provided in Exhibit 5.2 hereto, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Printpack in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Amended and Restated Articles of Incorporation or the Bylaws of Printpack; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Printpack is a party; or (iii) a violation by Printpack of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        5.3 CAPITAL STOCK. The authorized capital stock of Printpack consists of 15,000,000 shares of common stock, $5.00 par value per share. All of the shares of Printpack common stock to be issued to Enterprises have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        5.4 TITLE TO U.K. ENTITIES EQUITY INTERESTS. Printpack is the registered and beneficial owner of share capital representing a 30.96% equity interest in PHL and a 5% equity interest in PEL. Printpack has, and shall convey to Enterprises at Closing, good and marketable title to such share capital], free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        5.5 U.K. ENTITIES RECEIVABLE. The U.K. Receivables are valid obligations of the U.K. Entities and are not subject to any offset or counterclaim. Printpack has, and shall convey to Holdings at Closing, good and marketable title to the U.K. Receivables, free and clear of all claims, liens, restrictions, security interests or other encumbrances of any kind. Except for the warranty of title contained in this Section 5.5, Printpack makes no warranty with respect to the U.K. Receivables and the U.K. Receivables were conveyed "as is" and "where is."

        5.6 PRINTPACK INTELLECTUAL PROPERTY; ILLINOIS ASSETS. Printpack owns or holds a valid leasehold or license interest in and to, and will convey (or cause to be conveyed) the same to IHC hereunder, in and to the Printpack Intellectual Property and the Illinois Assets, free and clear of all liens, restrictions, security interests or encumbrances of any kind, except for such encumbrances as do not, individually or in the aggregate, materially and adversely affect the use of the Printpack Intellectual Property and the Illinois Assets by Printpack or that will, following such conveyance, materially and adversely affect the use of the Printpack Intangible Property or the Illinois Assets by IHC.

        5.7 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                                  ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF IHC

        IHC hereby represents and warrants as follows:

        6.1 ORGANIZATION, POWER AND AUTHORITY. IHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. IHC has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed by IHC and is a legal, valid and binding obligation of IHC, enforceable against IHC in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        6.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. No consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by IHC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or the Bylaws of IHC; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which IHC is a party; or (iii) a violation by IHC of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        6.3 CAPITAL STOCK. The authorized capital stock of IHC consists of ten thousand (10,000) shares of common stock, no par value per share, of which, as of the date of this Agreement and, as of the date of Closing and following the consummation of the transactions contemplated hereby, one thousand (1,000) shares will be issued and outstanding. All of the shares of IHC common stock outstanding have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        6.4 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        6.5 INVESTMENT INTENT. With respect to the equity interest in Empaques to be acquired from Printpack as contemplated in Section 1.3 above, IHC represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring the equity interest in Empaques solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 7

                       CLOSING; CONDITIONS TO CLOSING

        7.1 TIME OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will be held at such time and place as the parties shall agree promptly following the date on which all of the conditions precedent specified in this Agreement have been (or can be at Closing) satisfied or waived by the party or parties permitted to do so. The parties agree that each of the transactions contemplated by this Agreement is intended to be effective as of the beginning of each of the parties' fiscal year 1997 and that, regardless of the date of execution of the instruments and other documents giving effect to the transactions contemplated hereby, such transactions shall have effect as of the first day of such fiscal year and as among the parties hereto the Closing shall be deemed to have occurred as of the first day of such fiscal year.

        7.2 CONDITIONS TO CLOSING. The obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, on or prior to the Closing, of each of the following conditions:

                (a) Governmental Consents and Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and foreign governmental authorities required for the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect. All waiting periods required by law shall have expired or been waived by the appropriate governmental authorities.

                (b) Other Consents. All consents and approvals as required for the consummation of the transactions contemplated hereby shall have been duly obtained and shall be in full force and effect.

                (c) Corporate Action. The Board of Directors and, where appropriate, shareholders of each of the parties shall have taken all corporate action necessary to effectuate the transactions contemplated hereby, and shall have furnished certified copies of the resolutions duly adopted by such Boards of Directors and shareholders evidencing the same.

                (d) Representations and Warranties. The representations and warranties of the parties set forth in this Agreement shall be true and correct in all material respects as of the date of Closing with the same effect as though all such representations and warranties had been made thereon.

                (e) No Injunction; Permissible Transactions. None of the parties shall be prohibited by any order, ruling, consent decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated by this Agreement, and consummation of the transactions contemplated hereby shall be legally permissible pursuant to applicable law.

        7.3     TRANSACTIONS AND DOCUMENTS AT CLOSING.

        At the Closing:

                (a) All North America Assets consisting of real estate owned by Enterprises will be transferred and conveyed to Printpack by appropriate deeds; such deeds will be recorded and the required filing fees and transfer taxes paid;

                (b) The real estate constituting Printpack's Elgin, Illinois plant will be transferred and conveyed by Printpack to IHC by appropriate deeds, such deeds will be recorded and the required filing fees and transfer taxes paid;

                (c) All intellectual property of Printpack and Enterprises will be transferred to IHC and appropriate instruments prepared and executed for recording in the U.S. Patent and Trademark Office and other appropriate governmental offices with respect to patents and trademarks;

                (d) All North America Assets consisting of tangible personal property or intangible personal property (other than intellectual property) owned by Enterprises will be transferred and conveyed to Printpack by means of a blanket bill of sale, with appropriate resale certificates or other required documentation;

                (e) All North American Assets consisting of real or personal property leases will be assigned and transferred to Printpack together with all required lessor and landlord consents and approvals;

                (f) All North American Assets consisting of contracts to which Enterprises is a party will be assigned and transferred to Printpack together with all required third party consents and approvals.

                (g) Existing collective bargaining agreements, if any, to which Enterprises is a party will be assigned to Printpack, with appropriate negotiation with the applicable unions;

                (h) All licenses of intellectual property rights from third parties to Enterprises or Printpack will be assigned and transferred to IHC, together with all required licensor consents and approvals;

                (i) To the extent assignable, any governmental licenses or permits held by Enterprises and relating to the North American Assets will be assigned or transferred to Printpack or IHC, as appropriate;

                (j) Printpack and/or IHC will undertake to obtain new licenses, permits, registrations and identification numbers, to the extent that these cannot be transferred from Enterprises or Printpack, including, without limitation:

                    (i) state qualifications to transact business as a foreign corporation in each state other than in the state of incorporation;

                    (ii) sales tax numbers and other tax identification numbers;

                    (iii) business licenses; and

                    (iv)  state and federal environmental permits and licenses.

                (k) Existing insurance coverage held by Enterprises with respect to the North American Assets (including but not limited to casualty insurance for assets transferred, liability insurance of various types, and obligations for coverage related to unemployment and workers' compensation) will be transferred to Printpack and existing insurance coverage held by Printpack with respect to the Illinois assets (including but not limited to casualty insurance for assets transferred, liability insurance of various types, and obligations for coverage related to unemployment and worker's compensation) will be transferred to IHC, or appropriate new insurance coverage obtained by Printpack and/or IHC.

                                  ARTICLE 8
                                MISCELLANEOUS

        8.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereby.

        8.2 FURTHER ASSURANCES. Both before and after the Closing, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

        8.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

        8.4 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        8.5 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

        8.6 NOTICES. All notices or other communications to any party to this Agreement required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made (i) five days after the date when deposited, postage prepaid in the United States mail, by registered or certified mail (return receipt requested) or (ii) when delivered if delivered by hand or by facsimile (with receipt acknowledged) to a party hereto at the address set forth below such party's signature on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

        8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia (without regard to its conflicts of law doctrines).

        8.8 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules and other documents and instruments referred to herein, embodies the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

        8.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.10 INVALIDITY, INCONSISTENCY OR CONFLICT. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of any other agreement, document or instrument referred to herein, the provision of this Agreement shall govern.

        8.11 CAPTIONS AND REFERENCES. The captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        8.12 SPECIFIC PERFORMANCE. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

        8.13 ASSIGNMENT OF CONTRACTS, RIGHTS, ETC. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement by any party hereto to assign any of its right, title or interest in or to any contract, license, lease, commitment, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom if the attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of any party hereto. Each party hereto shall use its reasonable efforts to obtain, and to cooperate with the other parties hereto in obtaining, any required third party consent to the assignment or transfer of any such right, title or interest as contemplated by this Agreement. If such consent is not obtained, the parties hereto shall cooperate in any reasonable arrangements designed to provide the intended transferee with the benefits thereunder, including enforcement for the benefit of such intended transferee of any and all rights of any other party hereto against such third party arising out of the cancellation by such third party or otherwise.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

                 [Signatures Appear on the Following Pages]

                                PRINTPACK HOLDINGS, INC.

                                By:  /s/
                                   ------------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier:  (404) 696-4868

                                PRINTPACK, INC.

                                By:  /s/
                                   ------------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier: (404) 696-4868

                                PRINTPACK ENTERPRISES, INC.

                                By:  /s/
                                    -----------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier:  (847) 888-5993

                                PRINTPACK ILLINOIS, INC.

                                   By:  /s/
                                       --------------------------------------
                                           Its:
                                               ------------------------------
                                           Address:   1400 Abbott Drive
                                                      Elgin, Illinois  60123

                                           Attention: President
                                           Telecopier:  (847) 888-5993


Exhibit         Description
-------         -------------
2.1             Form of Services Agreement

2.2             Form of Tax AllocationAgreement

2.3             Forms of License Agreements

4.2             Consents Required by Enterprises

5.2             Consents Required by Printpack



                                 EXHIBIT 4.2

                      Consents Required by Enterprises

1.      Consents of Lenders

2.      Consents of Landlords under Leases

3.      Consents of Other Parties to Contracts to be Assigned

4.      Consents of Licenses Under Intellectual Property Licenses

                                 EXHIBIT 5.2

                       Consents Required by Printpack


1.      Consents of Lenders

2.      Consents of Landlords Under Leases

3.      Consents of Other Parties to Contracts to be Assigned

4.      Consents of Licensors Under Intellectual Property Licenses.